CONFORMED COPY

Dated	26 August
2002

Trans-Continental Leaf Tobacco Corporation Limited, Standard Commercial Tobacco Company (UK) Limited and Standard Commercial Tobacco Co., Inc. (as Borrowers)	(1)

Standard Commercial Corporation (as Guarantor)	(2)

The Steering Committee	(3)

Deutsche Bank A.G. in Hamburg (as Lead Bank)	(4)

Fortis Bank (Nederland) N.V. (as International Security Agent)	(5)

Wachovia Bank, National Association (as US Security Agent)	(6)

The Remaining Banks	(7)

- and -

The Exiting Banks	(8)

SEVENTH SUPPLEMENTAL AGREEMENT TO THE MASTER FACILITIES AGREEMENT

Lovells

A6/KB/1032385

CONFORMED COPY

This Agreement is made on 26 August 2002

Between:

(1)	The Companies Listed in Schedule 1 (the “Borrowers”);

(2)	Standard Commercial Corporation (Federal Tax Identification Number 13/1337610) whose registered office is at 2201 Miller Road, PO Box 450, Wilson NC 27894-0450, USA (“SCC”);

(3)	Deutsche Bank A.G. in Hamburg, Fortis Bank SA/N.V., Wachovia Bank, National Association, National Association, BHF Bank AG, and Standard Chartered Bank (the “Steering Committee”);

(4)	Deutsche Bank A.G. in Hamburg (the“Lead Bank”);

(5)	Fortis Bank (Nederland) N.V. (the“International Security Agent”);

(6)	Wachovia Bank, National Association (the “US Security Agent”);

(7)	The Banks Listed in Schedule 2 (the“Remaining Banks”); and

(8)	The Banks Listed in Schedule 3 (the “Exiting Banks”).

Whereas:

(A)	On 5 May, 1995, certain of the parties entered into a Master Facilities Agreement.

(B)

The Master Facilities Agreement was amended and supplemented by a first supplemental agreement dated 1 February 1996, a second supplemental agreement dated 16 July 1996, a third supplemental agreement dated 31 July 1997, a fourth supplemental agreement dated 19 May 1999, a fifth supplemental agreement dated 15 May 2000 and a sixth supplemental agreement dated 7 June 2001.

(C)	The parties now wish to amend and supplement the MFA as set out in this Agreement.

It is Agreed:

1.	Definitions

1.1

Save as expressly provided in this Agreement, expressions defined in the MFA shall bear the same meanings in this Agreement and principles of interpretation applicable to the MFA shall also apply to this Agreement.

1.2	In this Agreement the following expressions shall have the following respective meanings:

“Effective Date” for the purposes only of this Agreement, 26 August 2002 or, if later, the first date on which the Lead Bank shall have received the documents and payments referred to in clause 3 below, satisfactory in form and substance to the Lead Bank and on which the Lead Bank is satisfied with the matters referred to in clause 3 of this Agreement; and

“MFA” means the Master Facilities Agreement dated 5th May 1995 as amended by a first Supplemental Agreement dated 1 February 1996, by a Second Supplemental Agreement dated 16 July 1996, a Third Supplemental Agreement dated 31 July 1997, a Fourth

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Supplemental Agreement dated 19 May 1999, a fifth supplemental agreement dated 15 May 2000 and a sixth supplemental agreement dated 7 June 2001 and otherwise as amended, varied, supplemented and in force immediately prior to the Effective Date.

1.3	Unless otherwise specified, any reference in this Agreement to a Clause or a Schedule is to a Clause or a Schedule of the MFA.

1.4	This Agreement is a Finance Document.

2.	Amendment

2.1	Name Change

It was noted that First Union National Bank had changed its name to Wachovia Bank, National Association.

2.2	Fortis Bank

It was noted that Fortis Bank (Nederland) NV has transferred its Commitment to Fortis Bank SA/NV. Fortis Bank (Nederland) NV continues as International Security Agent.

2.3	Retirement of Banks

It was noted that with effect from the Effective Date, the Exiting Banks will cease to be Banks and their respective commitments will be reduced to zero.

2.4	Definition of Cash Flow Forecast

With effect from the Effective Date, the definition of “Cash Flow Forecast” shall be changed to read as follows:

“Each cash flow forecast now or hereafter delivered or to be delivered pursuant to clause 15.5(c) (Accounts) of this Agreement;”

2.5	Steering Committee

With effect from the Effective Date, the definition of the “Steering Committee” shall be changed to read as follows:

“The Lead Bank, the International Security Agent, the US Security Agent, BHF Bank AG and Standard Chartered Bank”.

2.6	Decrease in Facilities

With effect from the Effective Date, the aggregate amount of the Facilities will be reduced to $210,000,000 and the Borrowers shall effect all necessary repayments to ensure that the aggregate Outstandings of the Banks are less than this amount.

2.7	Final Repayment Date

With effect from the Effective Date, the Final Repayment Date shall be extended to be 31 July 2005.

2.8	Margin

With effect from the Effective Date, the definition of “Margin” shall be amended to read as follows:

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“Margin shall be determined in accordance with clause 6.2 as follows:

	Interest Cover Ratio	Margin

	Greater than 3.25:1	1.625 per cent.
	Equal to or greater than 3.00:1 and less than or equal to 3.25:1	1.75 per cent.
	Equal to or greater than 2.5:1 and less than 3.00:1	2 per cent.
	Equal to or greater than 2.25:1 and less than 2.5:1	2.25 per cent.
	Equal to or greater than 2.0:1 and less than 2.25:1	2.5 per cent.
	Equal to or greater than 1.75:1 and less than 2.00:1	2.75 per cent.
	Less than 1.75:1	3.00 per cent.

2.9	Arrangement Fee

The Borrowers shall, on the Effective Date, pay to the Lead Bank for the Banks, arrangement fees as follows:

	Level of Bank Commitment	Arrangement fee (as a percentage of Commitment)

	Less than or equal to $20 million	0.40 per cent.
	More than $20 million but less than $30 million	0.45 per cent.
	More than or equal to $30 million	0.50 per cent.

2.10	Borrower Covenants

	(a)	With effect from the Effective Date, clause 14.5(b) of the MFA shall be amended by deleting $40,000,000 and replacing it with $60,000,000.

	(b)	With effect from the Effective Date, the text of the following clauses shall be deleted:

14.6 (Loans to Suppliers and Affiliates), 14.7 (Restriction on Disposals), 14.8 (Realisation Account), 14.11 (Dividends and Distributions), 14.17 (Maintenance of Accounts) and 14.19 (Substantial Contracts) and the word “Deleted” inserted in their place.

2.11	Auditors

With effect from the Effective Date, the words “Arthur Andersen” shall be deleted from clause 14.31 of the MFA and the words “Deloitte & Touche” shall be added to that clause.

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2.12	Changes to Information Covenants

	(a)	In clause 15.2 (Borrowing Base) delete the words “monthly within 30 days of the last day of each month which does not include a Quarter Date and”.

	(b)	In clause 15.4 delete the text of sub-clause s15.4 (b) and (c) and replace with “Deleted”.

	(c)	In clause 15.4 (Quarterly Accounts) delete the existing sub-clause (iii) and replace it with a new sub-clause (iii) as follows:

“(iii) a copy of the most recent Form 10-Q Report filed with the Securities Exchange Commission in respect of SCC”.

	(d)	Add to the end of clause 15.5(c) of the MFA, the words:

“(including, without limitation, information as to Capital Expenditure, Supplier Advances, Affiliate Advances, Trade Payables and any other liabilities incurred to trade creditors and Cash Flow Forecasts)”.

2.13	Amendment to Events of Default an All Bank Decision

With effect from the Effective Date the following words shall be added after the words “Event of Default”: “(or, for the avoidance of doubt, any of the Events of Default set out in clause 17.1 or any defined terms used in those Events of Default) (Demand on Event of Default),”.

2.14	Amendments to MFA

With effect from the Effective Date, the MFA shall be amended and supplemented and shall take effect in the form set out in the Appendix to this document.

3.	Conditions Precedent

3.1	(a)	Agreement: this Agreement duly signed on behalf of each of the parties.

	(b)	Company Documents

(i)

Certificate of Authorisation: in relation to the Borrowers and SCC, a certificate signed by a duly authorised director to the effect that the requisite resolution of its board of directors has been duly and properly passed:-

(1) authorising its execution, delivery and performance of this Agreement; and

(2)

authorising a named person or persons specified in such certificate and whose specimen signatures appear there to sign this Agreement and any amendments and renewals thereof and to give any notices or certificates required in connection with such documents, and confirming that such resolutions are still in effect and have not been varied or rescinded and also confirming that there have been no changes to the constitutional documents of the Borrowers and SCC since the copies previously provided to the Lead Bank under the MFA;

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(ii)

Authorising Board Resolutions: a certified copy of the resolutions of the board of directors referred to in paragraph (b)(i) above or an original Resolution by Circular Letter of TCLTC in the agreed terms unless local legal counsel to the Lead Bank and the Security Agents advises that this is not necessary;

(iii)

Certificate of Authorisation of other Obligors: in relation to each Obligor other than the Borrowers and SCC, a certificate of one of its directors to the effect that the requisite resolution of its board of directors has been duly and properly passed approving this Agreement and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agents consider to be satisfactory and also confirming that there have been no changes to the constitutional documents of the Obligors since the copies previously provided to the Lead Bank under the MFA;

		(iv)	Other Obligors’ Authorising Board Resolutions: a certified copy of the resolutions of the board of directors of each of the other Obligors referred to in paragraph (b)(iii) above;

(b)

Directors’ Certificates:  a certificate (signed in each case by a duly authorised director) of each of the Borrowers and SCC and dated as of the Effective Date that, after making diligent enquiry, the directors are not aware that any Event of Default or Potential Event of Default under the MFA has occurred and is Continuing;

(c)

Exiting Bank letters: a letter from each of the Exiting Banks, addressed to the Lead Bank, confirming that no party to the MFA or any Finance Document or Security Document has any further liabilities (actual or contingent) to it in connection with the MFA or any Finance Document or Security Document.

	(d)	Other Documentation: such other documentation as the Lead Bank or the US Security Agent may specify in writing.

3.2

The Lead Bank shall be entitled to disregard discrepancies in any of the conditions precedent produced to it pursuant to clause 3.1 of this Agreement where it considers that such discrepancy is of a minor and non-material nature.

3.3	The representations and warranties in clause 13.1 of the MFA shall be deemed to be repeated on the date of this Agreement and on the Effective Date.

3.4

All fees payable to the legal advisers of the Lead Bank in connection with the negotiation and preparation of this Agreement shall be paid together with any disbursements and any applicable taxes in full within five Business Days of the Effective Date.

4.	Construction

4.1

The MFA and this Agreement shall after the date of this Agreement be read and construed as one document and references in the MFA and each Finance Document to the MFA shall be read and construed as references to the MFA as supplemented and amended by this Agreement.

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4.2	The MFA shall continue in full force and effect, save as otherwise expressly amended by this Agreement.

4.3

The amendments contained in this Agreement shall be without prejudice to any rights and liabilities arising under the MFA by reference to any acts, omissions and events occurring before such amendments come into effect.

5.	Costs and Expenses

SCTC Inc. will reimburse the Lead Bank on demand all reasonable costs and expenses (including legal costs and out-of-pocket expenses) and all value added tax thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and any condition precedent documentation contemplated in it.

6.	Counterparts

This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single instrument.

7.	Notices

The provisions of Clause 32 (Notices) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.

8.	Governing Law and Jurisdiction

The provisions of Clause 40 (Governing Law and Jurisdiction) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.

AS WITNESS the hands of the parties the day and year first above written.

Schedule 1

The Borrowers

Name	Company Number

Trans-Continental Leaf Tobacco Corporation Limited	H.LIV/14
Standard Commercial Tobacco Company (UK) Limited	1411968
Standard Commercial Tobacco Co., Inc.	56-0323420

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Schedule 2

The Remaining Banks

Berenberg Bank

BHF Bank AG

Commerzbank AG

Deutsche Bank AG in Hamburg

Dresdner Bank AG in Hamburg

Wachovia Bank, National Association

Fortis Bank SA/NV

Norddeutsche Landesbank Girozentrale

Standard Chartered Bank

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Schedule 3

The Exiting Banks

ABN Amro Bank N.V.

Westdeutsche Landesbank Girozentrale

Centura Bank

KBC Bank N.V.

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Signature Pages

The Borrowers

TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED FL-9490 Vaduz Liechtenstein

Facsimile No:	+ 41 75 236 5555
Attention:	The Finance Director

By:

KEITH H.MERRICK	/ s / KEITH H. MERRICK

STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED Standard House Weyside Park Godalming Surrey GU7 1XE England

Facsimile No:	+ 44 1483 860176
Attention:	The Finance Director

By:

KEITH H. MERRICK	/ s / KEITH H. MERRICK

STANDARD COMMERCIAL TOBACCO CO., INC.

2201 Miller Road, P O Box 450, Wilson NC 27894-0450, USA

Facsimile No:	+ 1 919 237 1109
Attention:	The Finance Director

By:

KEITH H.MERRICK	/ s / KEITH H. MERRICK

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SCC (As Guarantor)

STANDARD COMMERCIAL CORPORATION

2201 Miller Road, P O Box 450, Wilson NC 27894-0450, USA

Facsimile No:	+ 1 919 237 1109
Attention:	The Finance Director

By:

KEITH H.MERRICK	/ s / KEITH H. MERRICK

The Lead Bank

DEUTSCHE BANK A.G. IN HAMBURG Corporate and Investment Bank Konzernbetreuung Adolphsplatz 7 20079 Hamburg, Germany

Facsimile No:	+ 49 40 3701 4684
Attention: Bernd Krajnik

By:	CLAUDIA KESSLER	/ s / CLAUDIA KESSLER

WOLF-DIETRICH KNIGGE	/ s / WOLF-DIETRICH KNIGGE

The International Security Agent

FORTIS BANK (NEDERLAND) N.V. Coolsingel 93 PO Box 749 3000 AS Rotterdam Netherlands

Facsimile No:	+ 31 10 401 6558
Attention:	Jaap Van Beveren

By:	/ s / JAAP VAN BEVEREN

The US Security Agent

WACHOVIA BANK, NATIONAL ASSOCIATION 301 South Tyron Street, T-28 Charlotte

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NC 28288-0760 USA

Facsimile No:	00 1 704 383 6647
Attention:	Jorge Gonzalez

By:

JORGE GONZALEZ	/ s / JORGE GONZALEZ

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The Steering Committee

DEUTSCHE BANK A.G. IN HAMBURG Corporate and Investment Bank Konzernbetreuung Adolphsplatz 7 20079 Hamburg, Germany

Facsimile No:	+ 49 40 3701 4684
Attention:	Bernd Krajnik

By:

CLAUDIA KESSLER / s / CLAUDIA KESSLER

WOLF-DIETRICH KNIGGE / s / WOLF-DIETRICH KNIGGE

FORTIS BANK SA/NV Camomile Court 23 Camomile Street London EC3A 7PP United Kingdom

Facsimile No:	+44 207 444 8741
Attention:	Iain Lappin-Smith

By:

IAIN LAPPIN-SMITH	/ s / IAIN LAPPIN-SMITH

DAVID DE BUCK	/ s / DAVID DE BUCK

WACHOVIA BANK, NATIONAL ASSOCIATION c/o First Union Securities, Inc. 301 South College Street Charlotte NC 28288-0760 USA

Facsimile No:	00 1 704 383 6647
Attention:	Jorge Gonzalez Managing Director

By:

JORGE GONZALEZ	/ s / JORGE GONZALEZ

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BHF-BANK AKTIENGESELLSCHAFT Neuer Wall 54 20354 Hamburg Germany

Facsimile No:	+ 49 40 3200 9203
Attention:	Mr Theodore Budde

By:

NORBERT SCHMITZ VON HUELST	/ s / NORBERT SCHMITZ VON HUELST

THEODORE BUDDE	/ s / THEODORE BUDDE

STANDARD CHARTERED BANK 22 Billiter Street London EC3M 2RY England

Tel:	+44 207 280 7752
Fax:	+44 207 280 7598
Attention:	Mr. François Dorival-Bordes

By:	/ s / FRANÇOIS DORIVAL-BORDES

/ s / COLIN GEORGE

The Remaining Banks

DEUTSCHE BANK A.G. IN HAMBURG Corporate and Investment Bank, Konzembetreuung Konzernbetreuung Adolphsplatz 7 20079 Hamburg, Germany

Facsimile No:	+ 49 40 3701 4684
Attention:	Bernd Krajnik

By:

CLAUDIA KESSLER	/ s / CLAUDIA KESSLER

WOLF-DIETRICH KNIGGE`	/ s / WOLF-DIETRICH KNIGGE

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FORTIS BANK SA/NV Camomile Court 23 Camomile Street London EC3A 7PP United Kingdom

Facsimile No:	+44 207 444 8741
Attention:	Iain Lappin-Smith

By:

IAIN LAPPIN-SMITH / s / IAIN LAPPIN-SMITH

DAVID DE BUCK / s / DAVID DE BUCK

WACHOVIA BANK, NATIONAL ASSOCIATION c/o First Union Securities, Inc. 301 South College Street Charlotte NC 28288-0760 USA

Facsimile No:	001 704 383 6647
Attention:	Jorge Gonzalez
Managing Director

By:

JORGE GONZALEZ	/ s / JORGE GONZALEZ

NORDDEUTSCHE LANDESBANK GIROZENTRALE Brodschrangen 4 20457 Hamburg Germany

Facsimile No:	+ 49 40 3765 5304
Attention:	Mrs Glindmeyer

By:
ULRIKE GLINDMEYER	/ s / U GLINDMEYER

M WILCKEN	/ s / M WILCKEN

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BERENBERG BANK Neuer Jungfernstieg 20 20354 Hamburg Germany

Facsimile No:	+ 49 40 354 248
Attention:	Mr Klaus Schröder

By:

MR PRÜSSING	/ s / GUIDO PRUSSING

KLAUS SCHROEDER	/ s / KLAUS SCHROEDER

BHF-BANK AKTIENGESELLSCHAFT Neuer Wall 54 20354 Hamburg Germany

Facsimile No:	+ 49 40 3200 9203
Attention:	Mr Theodore Budde

By:	NORBERT SCHMITZ VON HUELST	/ s / NORBERT SCHMITZ VON HUELST

THEODORE BUDDE	/ s / THEODORE BUDDE

COMMERZBANK A.G. Ness 7-9 20457 Hamburg Germany

Facsimile No:	+ 49 40 368 32869
Attention:	Ralf Schwarzhaupt

By:

MICHAEL SCHOLZ	/ s / MICHAEL SCHOLZ

CHRISTOPH WAGLER	/ s / CHRISTOPH WAGLER

STANDARD CHARTERED BANK 22 Billiter Street London EC3M 2RY England

Tel:	+44 207 280 7585
Fax:	+44 207 280 7598
Attention:	Mr. François Dorival-Bordes

By:	/ s / FRANÇOIS DORIVAL-BORDES

/ s / HEATHER WARD

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DRESDNER BANK AG IN HAMBURG Corporate Customers Betreuung Unternehmenskunden Hamburg 3 Jungfernstieg 22 20349 Hamburg Germany

Tel:	+ 49 40 3501 3200
Fax:	+ 49 40 350 1 3278
Attention:	Mr Eugen Klutzny

By:

EUGEN KLUTZNY	/ s / EUGEN KLUTZNY

ALBERT	/ s / ALBERT

The Exiting Banks

ABN AMRO BANK N.V. Global Commodity Finance PO Box 283 (HQ 4088) 1000EA Amsterdam The Netherlands

Tel:	+ 31 20 383 3458
Fax:	+ 31 20 383 3455
Attention:	Mr. Rudolf Oldeman

By:

RUDOLF E. OLDEMAN	/ s / RUDOLF E OLDEMAN

A D BERENDS	/ s / A D BERENDS

CENTURA BANK Corporate Banking PO Box 1220 131 N. Church Street Rocky Mound NC27802 USA

Tel:	+1 252 454 4433
Fax:	+1 252 454 4835
Attention:	Lowry D Perry

By:

LOWRY D.PERRY	/ s / LOWRY D PERRY

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WESTDEUTSCHE LANDESBANK GIROZENTRALE Niederlassung Berlin Unter den Linden 26-30 10117 Berlin Germany

Facsimile No:
Attention:	Mrs Renate Koch, Credit Department

By:

ANGELIKA SEIFERT	/ s / ANGELIKA SEIFERT

RENATE KOCH	/ s / RENATE KOCH

KBC BANK N.V. Global Trade Finance Group Dashwood House 69 Old Street London EC2M 1GT England

Tel:	+44 20 7861 2635
Fax:	+44 20 7861 2626
Attention:	Paul Lodwick/Fred Arnold

By:

PAUL MAXWELL	/ s / PAUL MAXWELL

PAUL LODWICK	/ s / PAUL LODWICK